Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Daniel Dror, CEO, President and Chairman of Brenham Oil & Gas, Inc., a Texas corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Annual Report of Form 10-K for the period ended December 31, 2013.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above quarterly report fairly presents, in all respects, the financial condition of Brenham Oil & Gas, Inc. and results of its operations.

Date: April 15, 2014

Daniel Dror

Chairman

/s/ Daniel Dror